Exhibit 5.1

Louis A. Brilleman, P.C.

1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Phone: 212-584-7805
Fax: 646-380-6635

          June 1, 2011

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Umami Sustainable Seafood Inc.

Ladies and Gentlemen:

We refer to the registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Umami Sustainable Seafood Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement, consisting of (i) 20,546,066 outstanding shares of common stock (the “Outstanding Shares”), (ii) 10,180,197 shares of common stock issuable upon exercise of warrants (the “ Warrant Shares”), and (iii) 50,000 shares issuable upon exercise of options (the “Option Shares”) are duly authorized and (a) with respect to the Outstanding Shares, legally and validly issued, fully paid and non-assessable, and (b) with respect to the Warrant Shares and the Option Shares, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, /s/ Louis A. Brilleman